                                                               Exhibit 10.12
                             CUSTOMER ORDER FORM

---------------------------------------------------------------------------------------------------
Customer: PartsBase.com                                   Contact: Yves Duplan
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Address: 7171 North Federal HWY, Boca Raton, FL 33437     Phone: 561-443-3302
---------------------------------------------------------------------------------------------------
Support Manager Contact:                                  Fax: 561-443-7092
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Operating Brand: PartsBase.com                            E-Mail: yduplan@partsbase.com
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Vertical Market Aerospace/Defense
---------------------------------------------------------------------------------------------------
The Software for the Services will be hosted on Customer's server.

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
CONFIGURATION SERVICES AND ANNUAL SUBSCRIPTION FEES:  $138,000
---------------------------------------------------------------------------------------------------
TD-ReverseAuction                       $40,000 per server if purchased on before 11-17-99 with
                                        TD-Auction and TD-Exchange

                                        (Includes 25,000 traders per year to be utilized by all
                                        applications listed, $25,000 for an additional 25,000 trades)

---------------------------------------------------------------------------------------------------
TD-Exchange                             $50,000 per server if purchased on before 11-17-99 with TD-
                                        Reverse Auction and TD-Auction

---------------------------------------------------------------------------------------------------
TD-Auction                              $40,000 per server if purchased on before 11-17-99 with TD-
                                        Exchange and TD-ReverseAuction

Development System(API)                Included if purchased with above configuration.


---------------------------------------------------------------------------------------------------
Additional Servers options:

TD-Analyst                              $10,000 per server

Presentation Server                     $15,000 per server

Development System (API)                $7,500 per server

[ILLEGIBLE] Standby Server              30% of base application configuration

Staging/Testing Server                  $7,500 per server
---------------------------------------------------------------------------------------------------
_X_ 5zK Telephone Hotline Support
(7am - 3pm PST) OR                      12% of list price of total annual subscription fees per year per two named contracts OR

   5x12 Telephone Hotline Support
   (6am - 6pm PST)                      18% of list price of total annual subscription fees per year per two named contracts

---------------------------------------------------------------------------------------------------
Market Design Consulting Services       $250 per hour

---------------------------------------------------------------------------------------------------
Term: one year                          Year 2 license fees will increase by no more than 15%
                                        provided that Customer commits to renew the Annual
                                        subscription for Year 2 by June 30, 2000
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

                                 USER AGREEMENT

This agreement ("Agreement") is entered into on this 17th day of _____, 1999, (the "Effective Date") between TradingDynamics, Inc. with its principal place of business at 313 West Evelyn Mountain View, CA 94041 ("TradingDynamics"), and the Customer listed above ("Customer"). THIS AGREEMENT INCLUDES AND INCORPORATES THE ABOVE CUSTOMER ORDER FORM AS WELL AS THE ACCOMPANYING TERMS
AND CONDITIONS AND CONTAINS, AMONG OTHER THINGS, WARRANTY DISCLAIMERS, LIABILITY LIMITATIONS AND USE LIMITATIONS. There shall be no force or effect to any different terms of any related purchase order or similar form even if signed by the parties after the date hereof. Each party's acceptance of this Agreement was and is expressly conditional upon the other's acceptance of the terms contained in the Agreement to the exclusion of all other terms.


TradingDynamics, Inc.                    Customer:

By: /s/ [ILLEGIBLE]                      By: /s/ Robert A. Hammond
   -------------------------------------    -----------------------------------


Name & Title: [ILLEGIBLE] VP of Sales    Name & Title: Robert A. Hammond, CEO &
             ---------------------------               PRESIDENT
                                                      -------------------------

                             TERMS AND CONDITIONS
                             --------------------


1. SERVICES. Under the terms and conditions of this Agreement, TradingDynamics shall provide, and Customer hereby accepts, the trading [ILLEGIBLE] infrastructure services described in the Customer Order Form under [ILLEGIBLE] Services" (the "Services"), which Customer may offer only to authorized users of Customer's electronic commerce service ("Commerce Service", but only in the Vertical Market and solely under the Operating Brand identified on the Customer Order Form or a replacement Operating Brand with written notice to TradingDynamics, never to exceed one Operating Brand at one time. The Services include Updates (as defined in Section 4.3 below) made generally available during the term of the Agreement.

2.  RESTRICTIONS AND RESPONSIBILITIES

2.1 Any software provided to Customer by TradingDynamics under this Agreement (the "Software") is licensed to Customer on a non-exclusive, non-transferable, royalty-free basis, with the right to use such Software limited solely to use as part of the Commerce Services during the term and subject to the terms and conditions of this Agreement. Customer may provide access or distribute only that part of the Software designated on the Order Form as "Distributed Software" to users of the Commerce Services ("Users"); all other elements of the Software may be used and accessed only by Customer employees. Customer covenants, represents and warrants that the Operating Brand shall be the exclusive brand through which Customer offers or markets the Commerce Services. TradingDynamics will provide another copy of the Software at minimal or no charge if Customer loses or damages its copy of the Software.

2.2 Notwithstanding anything else in this Agreement, TradingDynamics and its licensors retain all title to, and, except as expressly and unambiguously licensed herein, all rights to the Software. Customer will have no right to receive or license any source code with respect to the Software. Customer shall not, directly or indirectly; (i) reverse engineer, demcompile, disassemble or otherwise attempt to discover the source code, or underlying structure, ideas or algorithms of the Software; (ii) divide the Software into components or parts; (iii) modify, translate, or create derivative works based on any Software or any portion thereof; (iv) copy (including but not limited to back-up copying), rent, lease, distribute, pledge, assign, or otherwise transfer or encumber rights to the [ILLEGIBLE]; (v) except as part of the Customer Services as expressly and unambiguously authorized above, use any Software for timesharing or service bureau purposes or otherwise for the benefit of a third party; or (vi) delete, alter, add to or fail to reproduce the name of TradingDynamics or any notices appearing in or on any Software or in connection with the Services or which may be required by TradingDynamics at any time. Notwithstanding anything else herein, Customer may not use any name, mark or designation used by TradingDynamics except (A) for use in advertising or marketing the Commerce Services in accordance with written approval of TradingDynamics and (B) reproduction of trademarks as part of making Commerce Services available to Users; provided that any such reproductions are subject to reasonable quality control inspections and approval of TradingDynamics. Customer will not contest anywhere in the world the use by or authorization by TradingDynamics of any trademark, name or other designation relevant to the subject matter of this Agreement ("Trademark List") set forth in Attachment D hereto (which Trademark List may be changed by TradingDynamics from time to time) or application or registration therefor, whether during or after the term of this Agreement.

2.3 Customer shall comply with all applicable laws and regulations of the United States and foreign authorities (including, but not limited to export laws relating to encryption or other security measures that Customer elects to implement in connection with the Services). Customer shall not directly or indirectly export or re-export the Software in violation of any such laws or regulations. Customer shall indemnify and hold harmless TradingDynamics against any liability, damages and expenses (including without limitation costs and attorneys' fees) arising from or related to an actual or alleged violation of the foregoing or from Customer's acts or omissions, including but not limited to use of Software by Customer or Customer's Users.

2.4 Customer shall reproduce and clearly and prominently display within the website through which the Commerce Services are provided, TradingDynamics' "powered by TradingDynamics" icon in the manner mutually agreed upon by both parties.


2.5 Customer shall make Services available to Users only pursuant to an enforceable written agreement (which may be in the form of a click-wrap agreement) for TradingDynamics' benefit that is at least as protective of TradingDynamics and its rights as TradingDynamics' then current Terms of Use (a copy of the current terms are set forth in Attachment A). TradingDynamics reserves the right to modify such Terms of Use upon thirty (30) days prior written notice to Customer.

2.6 If Customer communicates to TradingDynamics any suggested modifications, design changes or improvements of the Services or Software, TradingDynamics shall have and is hereby assigned any and all right, title, and interest in and to any such suggested modifications, design changes, or improvements of the Services, without the payment of any additional consideration therefor. Customer shall not disseminate performance information or analysis (including, without limitation, benchmarks) from any source relating to the Software or Services.

2.7 TradingDynamics shall have the right from time to time upon fifteen (15) days prior written notice to inspect Customer's equipment and operations to confirm Customer's compliance with the terms and restrictions set forth in this Agreement, and Customer shall promptly provide all assistance and access reasonably requested by TradingDynamics in connection therewith.

3.  PAYMENT OF FEES

3.1 Customer will pay in full the fees set forth in the Customer Order Form (under Subscription Fees) in accordance with the schedule set forth therein, for use of the Services during the Term. Customer will pay within thirty (30) days of receipt of TradingDynamics' invoice, any fees as set forth in the Customer Order Form for use of the Services. For any renewal term, TradingDynamics shall invoice Customer no earlier than thirty (30) days before the beginning of such renewal term. All payments shall be made in U.S. dollars in the United States. If any termination occurs prior to the end of a term then in effect, Customer shall not receive any refund of the amounts owed or paid.

3.2 In addition, Customer will pay all charges, including without limitation transportation charges, and shall be responsible for all taxes (except TradingDynamics' U.S. income taxes) in connection with the subject matter of this Agreement, duties and other governmental assessments. Unpaid fees are subject to a finance charge of 1.5% per month on any outstanding balance, or the maximum permitted by law, whichever is lower, plus all expenses of collection.

4. EDUCATION AND SUPPORT

4.1 TradingDynamics agrees to provide the education services set forth in Attachment B for Customer personnel upon payment of the applicable education fees set forth in such Attachment.

4.2 Upon payment of the applicable support fees set forth in the Customer Order Form (under Subscription Fees), TradingDynamics will use diligent efforts to provide telephone support during the term of the agreement for the Services directly to the support managers of Customer designated in the Customer Order Form (each a "Support Manager Contact") during TradingDynamics' normal business hours (Pacific Standard Time) concerning the installation and use of the then-current release of Software and the immediately Previous Sequential Release. "Previous Sequential Release" means at any time the release of Software that has been replaced by the then-current release of the same Software. Notwithstanding anything else, a Previous Sequential Release will be supported by TradingDynamics only for a period of six (6) months after release of the then-current release. TradingDynamics shall provide such support during the time period designated upon the Customer Order Form. TradingDynamics' sole obligation with respect to errors in the Services or Software (i.e., failure of the Services or Software to comply with TradingDynamics' published specifications) will be to use diligent efforts to correct at its expense, any such reproducible and fully documented error about which it receives written notice ("Error"). TradingDynamics shall exercise diligent efforts to correct any Error reported by Customer in the current unmodified release of Software in accordance with the priority level reasonably assigned to such Error by TradingDynamics as set forth below: (1) Priority A Error: TradingDynamics shall promptly [ILLEGIBLE] the following procedures: (a) assign TradingDynamics engineers to correct the Error; (b) notify TradingDynamics management that such Error has been reported and of steps being taken to correct such Error; (c) provide Customer with periodic reports on the status of the corrections; and (d) initiate work to provide Customer a Workaround or Fix; (2) Priority B Error: (a) assign TradingDynamics engineers to correct the Error; and (b) initiate work to provide Customer with a Workaround or Fix; (3) Priority C Error: TradingDynamics may include the Fix for the Error in a later major release of the Software. "Priority A Error" means an Error that renders the Software inoperative or causes Software to fail catastrophically. "Priority B Error" means an Error that substantially degrades the performance of Software or materially restricts Customer's use of the Software. "Priority C Error" means an Error that causes only a minor impact on the performance of Software or Customer's use of Software. "Fix" means the repair or replacement of object or executable code versions of Software to remedy an Error, "Workaround" means a change in the procedures followed or data supplied by Customer to avoid an Error without substantially impairing Customer's use of Software. Each "Fix" or "Workaround" shall be included in the term Update. Customer shall pay TradingDynamics at its then current time and materials rates (at the Effective Date, $250.00 per man hour) for any additional support, similar service or professional services provided to Customer by TradingDynamics within thirty (30) days of receipt of "TradingDynamics" invoice therefor. Customer shall be responsible, and Customer shall be solely responsible for instructing and supporting the use of the Services by Users.

4.3 "TradingDynamics" support obligations described in Section 4.2 are contingent upon proper use of the Software consistent with documentation provided by TradingDynamics and shall not apply if the Software is (i) modified by any party other than TradingDynamics and to the extent that such modification caused the error or (ii) used on or with a version of a platform or configuration other than the configuration identified in the Customer Order Form. TradingDynamics shall have no obligation to support; (i) altered, damaged or modified Software or any portion of the Software incorporated with or into other software (except software authorized by TradingDynamics as set forth in documentation), (ii) Software that is not the then-current release or immediately Previous Sequential Release as designated by TradingDynamics;
(iii) Software problems or other problems caused by Customer's negligence, abuse or misapplication, or by other factors beyond the control of TradingDynamics. "Update" shall mean any update, enhancement, patch, bug fix, new release or new version of Software which is made generally available by TradingDynamics, [ILLEGIBLE] is marketed under the same product number and nomenclature as the [ILLEGIBLE] are, and for which TradingDynamics does not charge a separate fee. Each Update shall be included within the term "Software".

4.4 TradingDynamics shall deposit into escrow with a reputable third party escrow agent (e.g. DSI, Brambics, Fort Knox) the Software and each Update, and TradingDynamics shall for the term of this Agreement include Customer as a third party beneficiary entitled to receive such deposits in the event of release. Customer shall reimburse TradingDynamics for the cost of including Customer as a beneficiary of such escrow.

5.   TERM AND TERMINATION

5.1 Subject to earlier termination as provided below, this Agreement shall commence on the Effective Date and continue for the Term specified in the Customer Order Form. Either party may terminate this Agreement upon thirty
(30) days notice (or ten (10) days in the case of nonpayment) if the other party materially breaches the Agreement and fails to cure such breach within such notice period. If Customer terminates the support services under Section
4.2 of the Agreement in the manner expressly authorized under this Agreement, Customer shall receive a refund of the unused portion of the applicable Telephone Hotline Support Fees (as set forth on the Order Form) paid by Customer.

5.2 Upon termination of this Agreement by either party or naturally at the end of the term (i) all rights of Customer (including but not limited to use of Services and Software) and restrictions on TradingDynamics hereunder shall terminate, and (ii) Customer will immediately return to TradingDynamics all Software, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof) and will cease using any trade marks, service marks and other designations of TradingDynamics. Sections 2,3, 5.3, 5.4, 6 - 10 of this Agreement shall survive termination. Upon any termination, TradingDynamics may, but is not obligated to, delete archived data.

5.3 Termination is not the sole remedy under this Agreement and, whether or not termination is affected, all other remedies will remain available. Neither [ILLEGIBLE] shall incur any liability or compensation obligation whatsoever for any damage (including, without limitation, damage to or loss of goodwill or investment), loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party that complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

6.   WARRANTY AND DISCLAIMER

EXCEPT FOR THE WARRANTIES UNAMBIGUOUSLY AND EXPRESSLY SET FORTH IN SECTION 6 OF THIS AGREEMENT, THE SERVICES AND SOFTWARE ARE PROVIDED "AS IS" AND TRADINGDYNAMICS AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT, WITHOUT LIMITING THE FOREGOING, NEITHER TRADINGDYNAMICS NOR ITS SUPPLIER WARRANTS THAT THE SERVICES OR SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE; NOR DOES TRADINGDYNAMICS OR ITS SUPPLIERS MAKE ANY WARRANTY AS TO THE RESULTS THAT
MAY BE OBTAINED FROM USE OF THE SERVICES OR SOFTWARE.

     (a) TradingDynamics warrants to Customer that for a period of 30 days after delivery of the Software to Customer, the Service and Software will operate substantially in accordance with any written specifications provided for the Service and Software by TradingDynamics.

     (b) TRADINGDYNAMICS YEAR 2000 READINESS DISCLOSURE AND WARRANTY. TradingDynamics warrants to Customer that the Software is Year 2000
Compliant. "Year 2000 Compliant" shall mean that the occurrence of the year 2000 will not, by itself cause the Software to materially fail to comply with the installation documentation provided by TradingDynamics; provided that (a) all date data received for use by the Software is accurate and is delivered to the Software in formats specified in the documentation, (b) all date data generated by the Software is generated in formats defined by the documentation, and (c) the Software shall not be obligated to provide date data for interface functions such as screens, reports or data transmission files in any format other than that specified in the documentation. For the avoidance of doubt, TradingDynamics in no event makes any representation or warranty as to the ability of Software in circumstances where data received for use by the Software is in formats other than those defined by the documentation. The foregoing warranty does not apply to anything, including hardware, software, technology, database management systems and operating systems, provided by any party other than TradingDynamics.

     (c) TradingDynamics' warranties in this Section 6 shall not extend to problems in the Software that result from: (i) Customer's failure to implement all Updates issued by TradingDynamics during the warranty period;
(ii) modifications made by Customer to its operating environment that adversely affects the Software; (iii) any alterations or additions to the Software not performed by TradingDynamics; (iv) failures in operation of the Software that are not reproducible in standalone form; (v) Software that is otherwise operated in violation of this Agreement or other than in accordance with the applicable documentation therefor; or (vi) failures which are caused by Customer or Customer's software or other software, hardware or products not licensed hereunder.

    (d) FOR ANY SOFTWARE THAT DOES NOT OPERATE AS WARRANTED IN SECTIONS 6(a) or 6(b), TRADINGDYNAMICS WILL, AT ITS DISCRETION, EITHER REPAIR THE SOFTWARE, REPLACE THE SOFTWARE OR TERMINATE THE LICENSE AND REFUND THE RELEVANT LICENSE FEES PAID LESS A REASONABLE SUM FOR USE. THIS IS CUSTOMER'S EXCLUSIVE REMEDY, AND TRADINGDYNAMICS' SOLE LIABILITY ARISING IN CONNECTION WITH THE LIMITED WARRANTIES IN SECTIONS 6(a) AND 6(b).

7.   LIMITATION OF LIABILITY

           NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT WITH RESPECT TO SECTIONS 2, 9, OR 10 OR PAYMENTS OWED TO TRADINGDYNAMICS BY CUSTOMER OR BODILY INJURY OF A PERSON, EACH PARTY ("FIRST PARTY") AND THEIR RESPECTIVE SUPPLIERS (INCLUDING BUT NOT LIMITED TO ALL EQUIPMENT AND PROPERTY SUPPLIERS), OFFICERS, AGENTS, AFFILIATES,

REPRESENTATIVES, CONTRACTORS AND EMPLOYEES SHALL NOT BE RESPONSIBLE OR
LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT OR TERMS AND CONDITIONS RELATED THERETO UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY: (A) FOR ERROR OR INTERRUPTION OF USE OR FOR LOSS OR INACCURACY OR CORRUPTION OF DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR LOSS OF BUSINESS; (B) FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; (C) FOR ANY MATTER BEYOND THE FIRST PARTY'S REASONABLE CONTROL, EVEN IF TRADINGDYNAMICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE; OR (D) FOR ANY AMOUNTS THAT, TOGETHER WITH AMOUNTS ASSOCIATED WITH ALL OTHER CLAIMS, EXCEED THE FEES PAID OR OWED BY CUSTOMER TO TRADINGDYNAMICS FOR THE SERVICES UNDER THIS AGREEMENT IN THE 12 MONTHS PRIOR TO THE ACT THAT GAVE RISE TO THE LIABILITY. EXCEPT FOR BODILY INJURY OF A PERSON, WITHOUT LIMITING THE FOREGOING, TRADINGDYNAMICS' LIABILITY FOR DAMAGES FROM ANY CAUSE OF ACTION WHATSOEVER RELATING TO TRADINGDYNAMICS' AGREEMENT TO PROVIDE SUPPORT SERVICES SHALL BE LIMITED TO THE AMOUNT PAID BY CUSTOMER FOR THE SUPPORT SERVICES FOR THE APPLICABLE YEAR.

8.   MISCELLANEOUS

          The parties agree that they shall issue a mutually agreed upon press release with respect to this Agreement. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. If any provision of this Agreement is found to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. Neither this Agreement nor any rights, licenses or obligations hereunder, may be assigned or transferred [ILLEGIBLE] Customer (by operation of law or otherwise) without the prior written approval of TradingDynamics; provided, however, Customer may assign this Agreement to any acquiror of all or of substantially all of Customer's assets or business or equity securities. TradingDynamics may transfer and assign any of its rights and obligations under this Agreement without consent of Customer. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements, communications and other understandings relating to the subject matter of this Agreement, and that all waivers and modifications must be in a writing signed by both parties. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof. All notices under this Agreement will be in writing shall be directed to the CEO and will be deemed to have been duly given when received in person, by confirmed telecopy or confirmed e-mail. A party may change its address or designee for notices upon written notice to the other party. This Agreement shall be governed by and construed under the laws of the State of California and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

9.   INFRINGEMENT

          TradingDynamics shall hold Customer harmless from damages awarded to a third party on account of infringement by the Software of any United States patent or copyright or trade secret, provided TradingDynamics is promptly notified of any and all threats, claims and proceedings related thereto and Customer furnishes to TradingDynamics, on TradingDynamics' request, information available to Customer for such defense and sole control over the defense and all negotiations for a settlement or compromise; TradingDynamics will not be responsible for any settlement it does not approve in writing. Customer shall not admit any such claim without prior consent of TradingDynamics. In the event that the use of the Software is enjoined on account of a suit referred to above, TradingDynamics, at its option, shall use reasonable efforts to procure for Customer the right to continue using the Software, or to replace or modify the Software so that it is outside the scope of the injunction but substantially equivalent in functionality and performance. If TradingDynamics determines that neither of those actions is reasonably feasible, TradingDynamics shall refund to Customer the unamortized portion of the license fee actually paid by Customer for such Software (as amortized on a straight-line basis over one year from the Effective Date or the beginning of the then-current term, as applicable). The foregoing obligations of TradingDynamics do not apply with respect to Software or portions or components thereof (i) that are not supplied by TradingDynamics, (ii) that are made in whole or in part in accordance with Customer specifications or as a result of Customer configurations or implementation, (iii) that are modified by any person or entity other than by TradingDynamics, (iv) that are combined with other products, processes or materials where the alleged infringement relates to such combination, (v) to the extent Customer continues allegedly infringing activity after being provided with notified modifications that would have avoided the alleged infringement, or (vi) where Customer's use of the Software is incident to an infringement not resulting primarily from the Software or is not strictly in accordance with the Agreement; Customer will indemnify TradingDynamics and its officers, directors, shareholders, agents and employees from all damages, settlements, attorneys' fees and expenses related to a claim of infringement or misapropriation or defamation or violation of rights of publicity or privacy excluded from TradingDynamics' indemnity obligation by this sentence. The foregoing states the sole obligation and exclusive liability of TradingDynamics, and Customer's sole remedy for any claims of intellectual property infringement.

10.  CONFIDENTIALITY

          "Confidential Information" means the Software and all communications concerning Customer's or TradingDynamics' business and marketing strategies, including but not limited to, employee and customer lists, project plans, design documents, product strategies and pricing data, research, advertising plans, leads and sources of supply, web-based development activities, website design and coding, web interfaces with the Software, anything (including but not limited to testing scripts) provided by TradingDynamics, and other information of the parties which by its nature can be reasonably expected to be proprietary and confidential, whether it is presented in oral, printed, written, graphic, or photographic or other tangible form (including information received, stored or transmitted electronically) even though specific designation as Confidential Information has not been made. Each party shall not use or disclose the Confidential Information of the other party, except as expressly and unambiguously provided in the Agreement. This
Section 10 shall survive any termination of the Agreement. TradingDynamics shall have no obligation to insure or be responsible for any loss or damage to property of any kind provided by Customer. Notwithstanding anything else to the contrary, except as required by law or in connection with a financing, neither partly disclose to any third party any of the terms or conditions of this Agreement.

                                ATTACHMENT A

                              USER TERMS OF USE

- User represents, covenants, and warrants that it will use the Services and Software (as defined in the Agreement) only in compliance with all applicable laws. With respect to TradingDynamics hosted Services, although TradingDynamics has no obligation to monitor the content provided by you or your use of the Services, TradingDynamics may do so and may remove any such content or prohibit any use of the Services it believes may be (or alleged to be) in violation of the foregoing.

- ALL SERVICES AND SOFTWARE ARE PROVIDED "AS IS" AND TRADINGDYNAMICS AND ITS SUPPLIERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

- NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT FOR BODILY INJURY OF A PERSON, NEITHER TRADINGDYNAMICS NOR ITS SUPPLIERS NOR AGENTS SHALL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.